UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on December 15, 2013, F&H Acquisition Corporation and its direct and indirect subsidiaries (“F&H Acquisition”), a company in which Steel Partners Holdings L.P. (the “Company”) held an indirect investment, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, and in connection with the bankruptcy filings, on February 7, 2014, F&H Acquisition entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cerberus Business Finance, LLC (“Cerberus”), in its capacity as agent on behalf of certain lenders affiliated with Cerberus under F&H Acquisition’s second lien credit agreement.

The transactions contemplated by the Asset Purchase Agreement closed on March 12, 2014. Pursuant to the terms of the Asset Purchase Agreement, F&H Acquisition sold to Cerberus or its designee(s) substantially all of F&H Acquisition’s assets. The purchase price consisted of a combination of cash, the assumption of certain debt and certain liabilities, and the crediting of second lien debt held by the lenders affiliated with Cerberus. At the conclusion of the bankruptcy process, however, the Company does not anticipate that it will receive a distribution.

The Company recorded its investment in F&H Acquisition at fair value. During the third quarter of 2013, due to the current and projected operating performance of F&H Acquisition, the Company determined that the fair value of its investment had declined to zero and wrote it down to that amount.

Item 9.01 Financial Statements and Exhibits

 (b)     Unaudited Pro Forma Financial Information.

An unaudited pro forma balance sheet has not been presented as the disposition has already been fully reflected in the consolidated balance sheet included in the Company's Annual Report on Form 10-K, filed on March 12, 2014.

The Company recorded its investment in F&H Acquisition at fair value and wrote it investment down to zero as of September 30, 2013, which reflected a loss of approximately $11.5 million in the Company’s Consolidated Statements of Operations for the nine months then ended. As noted in Item 2.01 of this Form 8-K, as a result of bankruptcy proceedings F&H sold substantially all of its assets and the Company does not anticipate that it will receive a distribution. As a result, this disposition will have no effect on the Company’s financial position and results of operations in future periods.

(d)           Exhibits

Exhibit No.	Exhibits
2.1	Asset Purchase Agreement between F&H Acquisition Corp. and Cerberus Business Finance, LLC

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 14, 2014	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits
2.1	Asset Purchase Agreement between F&H Acquisition Corp. and Cerberus Business Finance, LLC